Exhibit 99.1

Casa Systems Reports Second Quarter 2019 Financial Results

Andover, Mass. – July 31, 2019 – Casa Systems, Inc. (Nasdaq:CASA), a leading provider of converged broadband infrastructure technology solutions for mobile, cable and fixed networks, today announced its financial results for its second quarter ended June 30, 2019.

Second Quarter 2019 Financial Highlights

•	Revenue of $52.1 million

•	Gross margin of 75.4%

•	GAAP net income of $1.3 million

•	Non-GAAP net income of $6.1 million

•	GAAP net income per fully diluted share of $0.01

•	Non-GAAP net income per fully diluted share of $0.07

•	Adjusted EBITDA of $9.5 million

“I am pleased to report that our second quarter results were in-line with our expectations and represented a significant increase over our results for the first quarter of this year,” said Jerry Guo, Casa’s President and CEO. “During the quarter, we saw increased spending in our cable business and began to recognize some of the revenue in our wireless backlog. Additionally, we completed our acquisition of NetComm on July 1, 2019, which enhances our business not only in the form of expanded customers and products, but also in strong RF engineering capabilities. I remain quite optimistic about the second half of the year, during which we expect to see continued purchases of software- and hardware-based capacity in our cable business, some DAA and virtual CCAP rollouts, and revenue from our increasing wireless backlog.”

Maurizio Nicolelli, Casa’s CFO added, “Our second quarter performance was in line with our expectations and we have started to see signs of an uptick in spending beginning with the second half of the year. In addition, the NetComm acquisition gives us more opportunity to drive the top line while starting to realize expected cost synergies this year.”

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting non-GAAP financial measures in this press release. A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

For the fiscal year 2019, including NetComm, we expect:

•	Revenue between $320 million and $350 million, which includes a NetComm revenue range between $70 million and $80 million.

•	Gross Margin in a range of 50% and 60%

•	Adjusted EBITDA between $40 million and $50 million

•	GAAP diluted net income per share between $0.00 and $0.10 and Non-GAAP diluted net income per share between $0.20 and $0.30

Guidance for non-GAAP financial measures excludes acquisition costs and other non-recurring expenses, which are one-time non-recurring charges; stock-based compensation, which is a non-cash charge; and the resulting tax effect of these excluded items. We have not reconciled the non-GAAP metrics as to which we provide guidance to their most directly comparable GAAP metrics because certain items that impact these excluded measures are uncertain, out of our control and/or cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of the non-GAAP financial metrics included in our guidance to the corresponding GAAP measures is not available without unreasonable effort.

Conference Call Information

Casa Systems is hosting a conference call for analysts and investors to discuss the financial results for its second quarter ended June 30, 2019, and its business outlook at 5:00 p.m. Eastern Standard Time today, July 31, 2019. The conference call can be heard via webcast in the investor relations section of our website at http://investors.casa-systems.com, or by dialing 877-407-4019 in the United States or 201-689-8337 from international locations. Callers should ask to be joined to the Casa Systems call. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of our website at http://investors.casa-systems.com for 90 days after the event.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the projected results of operations and financial position of Casa Systems, Inc. (“Casa” or the “Company”), including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “target”, “should”, “would”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our estimates and assumptions of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (2) the concentration of a substantial portion of our revenue in our CCAP solutions and in certain customers; (3) fluctuations in our revenue due to timing of large orders and seasonality; (4) the length and lack of predictability of our sales cycle; (5) any difficulties we may face in expanding our platform into the wireless market; (6) any difficulties in closing our acquisition of NetComm and generating anticipated synergies; and (7) other factors discussed in the “Risk Factors” section of our public reports filed with the SEC, including our most recent Annual Report on Form 10-Q, which is on file with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting the following non-GAAP financial measures in this press release and the related earnings conference call: non-GAAP net income (loss), non-GAAP diluted net income (loss) per share, adjusted EBITDA and free cash flow. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We define non-GAAP net income (loss) as net income (loss) as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, which is a non-cash charge; acquisition costs and other non-recurring expenses, which are one-time non-recurring charges; the follow-on public offering expenses, which is a one-time non-recurring charge; and the tax effect on these excluded items. The tax effect of the excluded items is calculated using our effective income tax rate for the period, excluding the discrete tax benefits generated from the exercise of non-qualified stock options and the disqualifying disposition of incentive stock options. We believe that excluding these discrete tax benefits from our effective income tax rate results in more useful disclosure to investors and others regarding income tax effects of the excluded items as these amounts may vary from period to period independent of the operating performance of our business. We define non-GAAP diluted net income (loss) per share as diluted net income (loss) per share reported in our condensed consolidated statements of operations, excluding the impact of items that we exclude in calculating non-GAAP net income (loss). We have presented non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share because they are key measures used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. The presentation of non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share also allows our management and board of directors to make additional comparisons of our results of operations to other companies in our industry.

Adjusted EBITDA. We define adjusted EBITDA as our net income (loss), excluding the impact of stock-based compensation expense; acquisition costs; other non-recurring expenses; the follow-on public offering expenses; other income (expense), net; depreciation and amortization expense; and our provision for (benefit from) income taxes. We have presented adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that, after purchases of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet.

We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that each of these non-GAAP financial measures helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of each non-GAAP financial measure. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

Our non-GAAP financial measures are not prepared in accordance with GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated and presented in accordance with GAAP. Some of these limitations are:

•

we exclude stock-based compensation expense from each of non-GAAP net income (loss), non-GAAP diluted net income (loss) per share and adjusted EBITDA as it has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business and an important part of our compensation strategy;

•

we exclude the discrete tax benefits generated from the exercise of non-qualified stock options and the disqualifying disposition of incentive stock options, which are not related to the operating performance of our business, in calculating the effective tax rate used to determine the tax effect of the items excluded from our non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share; these discrete tax benefits will result in a reduction in our income taxes and cash paid for income taxes;

•

we exclude acquisition costs, other non-recurring expenses and the follow-on public offering expenses from non-GAAP net income (loss), non-GAAP diluted net income (loss) per share and adjusted EBITDA because they are one-time non-recurring charges, although these are included in our operating expenses;

•	adjusted EBITDA excludes depreciation and amortization expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

•

adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt or the cash received from our interest-bearing financial assets, both of which impact the cash available to us, and does not reflect foreign currency transaction gains and losses, all of which are reflected in other income (expense), net;

•	adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•	free cash flow may not represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from this measure;

•

free cash flow may not represent the total increase or decrease in the cash and cash equivalents for any given period because it excludes cash provided by or used for other investing and financing activities; and

•

other companies, including companies in our industry, may not use non-GAAP net income (loss), non-GAAP diluted net income (loss) per share, adjusted EBITDA or free cash flow, or may calculate such non-GAAP financial measures in a different manner than we do, or may use other non-GAAP financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as comparative measures.

For the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Selected GAAP and Non-GAAP Financial Measures”.

About Casa Systems, Inc.

Casa Systems, Inc. (Nasdaq: CASA) delivers converged broadband solutions that enable mobile, cable and fixed network service providers to meet the growing demand for gigabit bandwidth and services. Our suite of distributed and virtualized solutions for fixed and mobile 5G ultra-broadband networks are engineered for performance, flexibility and scale. Commercially deployed in over 70 countries, Casa serves more than 475 Tier 1 and regional service providers worldwide.

For more information, visit our website at http://www.casa-systems.com.

Source: Casa Systems, Inc.

IR Contact

Monica Gould

212-871-3927

investorrelations@casa-systems.com

Lindsay Savarese

212-331-8417

investorrelations@casa-systems.com

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$52,101	$68,722	$87,587	$157,796
Cost of revenue	12,796	19,321	23,785	46,440

Gross profit	39,305	49,401	63,802	111,356
Operating expenses:
Research and development	18,260	16,696	36,665	37,226
Selling, general and administrative	17,302	16,163	37,495	34,619

Total operating expenses	35,562	32,859	74,160	71,845

Income (loss) from operations	3,743	16,542	(10,358)	39,511

Other income (expense):
Interest income	1,570	1,680	3,222	2,775
Interest expense	(5,225)	(4,875)	(10,422)	(9,547)
Gain (loss) on foreign currency, net	503	(490)	411	(514)
Other income, net	142	366	371	567

Total other income (expense), net	(3,010)	(3,319)	(6,418)	(6,719)

Income (loss) before benefit from income taxes	733	13,223	(16,776)	32,792
Benefit from income taxes	(558)	(8,194)	(2,728)	(6,401)

Net income (loss)	$1,291	$21,417	$(14,048)	$39,193

Net income (loss) per share:
Basic	$0.02	$0.26	$(0.17)	$0.48

Diluted	$0.01	$0.23	$(0.17)	$0.42

Weighted-average shares used to compute net income (loss) per share:
Basic	83,884	83,257	83,605	82,447

Diluted	86,369	93,864	83,605	93,733

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss):
Net income (loss)	$1,291	$21,417	$(14,048)	$39,193
Stock-based compensation	2,659	94	4,559	4,324
Acquisition costs	582	—	1,450	—
Other non-recurring expenses	—	—	1,255	—
Follow-on public offering expenses	—	815	—	815
Tax effect of excluded items	1,587	(138)	(769)	(595)

Non-GAAP net income (loss)	$6,119	$22,188	$(7,553)	$43,737

Non-GAAP net income (loss) margin	11.7%	32.3%	(8.6)%	27.7%

Reconciliation of Diluted Net Income (Loss) Per Share to Non-GAAP Diluted Net Income (Loss) Per Share:
Diluted net income (loss) per share	$0.01	$0.23	$(0.17)	$0.42
Non-GAAP adjustments to net income (loss)	0.06	0.01	0.08	0.05

Non-GAAP diluted net income (loss) per share	$0.07	$0.24	$(0.09)	$0.47

Weighted-average shares used in computing diluted net income (loss) per share	86,369	93,864	83,605	93,733

Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$1,291	$21,417	$(14,048)	$39,193
Stock-based compensation	2,659	94	4,559	4,324
Acquisition costs	582	—	1,450	—
Other non-recurring expenses	—	—	1,255	—
Follow-on public offering expenses	—	815	—	815
Depreciation and amortization	2,489	2,366	4,885	4,668
Other income, net	3,010	3,319	6,418	6,719
Benefit from income taxes	(558)	(8,194)	(2,728)	(6,401)

Adjusted EBITDA	$9,473	$19,817	$1,791	$49,318

Adjusted EBITDA margin	18.2%	28.8%	2.0%	31.3%

Reconciliation of Net Cash (Used in) Provided by Operating Activities to Free Cash Flow:
Net cash (used in) provided by operating activities	$(17,271)	$31,260	$(31,120)	$82,368
Purchases of property and equipment	(1,929)	(1,997)	(3,764)	(4,501)

Free cash flow	$(19,200)	$29,263	$(34,884)	$77,867

Summary of Stock-Based Compensation Expense:
Cost of revenue	$53	$(72)	$124	$137
Research and development	502	(1,016)	643	1,002
Selling, general and administrative	2,104	1,182	3,792	3,185

Total	$2,659	$94	$4,559	$4,324

Summary of Revenue:
Sales of broadband products	$20,580	$33,929	$33,983	$84,688
Capacity expansions	21,643	24,608	34,893	54,038

Product	42,223	58,537	68,876	138,726
Service	9,878	10,185	18,711	19,070

Total revenue	$52,101	$68,722	$87,587	$157,796

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$130,510	$280,587
Restricted cash	113,680	—
Accounts receivable, net	51,671	81,782
Inventory	74,066	50,997
Prepaid expenses and other current assets	4,915	3,755
Prepaid income taxes	419	390

Total current assets	375,261	417,511
Property and equipment, net	30,062	29,879
Accounts receivable, net of current portion	1,181	2,388
Deferred tax assets	26,367	21,578
Other assets	2,780	3,293

Total assets	$435,651	$474,649

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,203	$17,776
Accrued expenses and other current liabilities	23,099	36,992
Accrued income taxes	92	958
Deferred revenue	25,444	31,206
Current portion of long-term debt, net of unamortized debt issuance costs	2,189	2,179

Total current liabilities	60,027	89,111
Accrued income taxes, net of current portion	5,031	4,923
Deferred revenue, net of current portion	8,801	12,479
Long-term debt, net of current portion and unamortized debt issuance costs	292,179	293,280

Total liabilities	366,038	399,793

Stockholders’ equity:
Common stock	84	83
Additional paid-in capital	163,526	156,939
Accumulated other comprehensive loss	(1,091)	(1,158)
Accumulated deficit	(92,906)	(81,008)

Total stockholders’ equity	69,613	74,856

Total liabilities and stockholders’ equity	$435,651	$474,649

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2019	2018
Cash flows (used in) provided by operating activities:
Net (loss) income	$(14,048)	$39,193
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	4,885	4,668
Stock-based compensation	4,559	4,324
Deferred income taxes	(5,379)	(10,253)
Increase in provision for doubtful accounts	1,255	(6)
Excess and obsolete inventory valuation adjustment	(1,264)	(1,443)
Changes in operating assets and liabilities:
Accounts receivable	24,225	47,265
Inventory	(23,075)	3,079
Prepaid expenses and other assets	(1,859)	(452)
Prepaid income taxes	(28)	463
Accounts payable	(7,865)	3,170
Accrued expenses and other current liabilities	(6,387)	(5,113)
Accrued income taxes	(759)	(245)
Deferred revenue	(5,380)	(2,282)

Net cash (used in) provided by operating activities	(31,120)	82,368

Cash flows used in investing activities:
Purchases of property and equipment	(3,764)	(4,501)

Net cash used in investing activities	(3,764)	(4,501)

Cash flows (used in) provided by financing activities:
Principal repayments of debt	(1,656)	(1,651)
Proceeds from exercise of stock options	2,168	10,147
Payments of dividends and equitable adjustments	(2,090)	(5,486)
Follow-on offering selling shareholders profit disgorgement	—	3,811
Payments of initial public offering costs	—	(1,148)
Employee taxes paid related to net share settlement of equity awards	(1,004)	—

Net cash (used in) provided by financing activities	(2,582)	5,673

Effect of exchange rate changes on cash and cash equivalents	50	(429)

Net (decrease) increase in cash, cash equivalents and restricted cash	(37,416)	83,111
Cash, cash equivalents and restricted cash at beginning of period	281,606	260,820

Cash, cash equivalents and restricted cash at end of period	$244,190	$343,931

Supplemental disclosures of cash flow information:
Cash paid for interest	$9,539	$8,834

Cash paid for income taxes	$2,857	$3,554

Supplemental disclosures of non-cash operating, investing and financing activities:
Purchases of property and equipment included in accounts payable	$1,626	$373

Prepaid expenses and other current assets included in accounts payable	$76	$405

Unpaid equitable adjustments included in accrued expenses and other current liabilities	$1,246	$5,174

Release of customer incentives included in accounts receivable and accrued expenses and other current liabilities	$5,604	$5,932